UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2014

KORN/FERRY INTERNATIONAL

(Exact name of registrant as specified in its charter)

Delaware	001-14505	95-2623879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600 Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 552-1834

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2014, Korn/Ferry International, a Delaware corporation (the “Company”) entered into an Amended and Restated Employment Agreement (the “A&R Employment Agreement”) with Gary Burnison, the Company’s current Chief Executive Officer. The A&R Employment Agreement supersedes Mr. Burnison’s prior employment agreement with the Company, dated as of April 24, 2007 (the “Prior Employment Agreement”). The A&R Employment Agreement generally contains the same terms as the Prior Employment Agreement as described in the proxy statement of the Company filed with the Securities and Exchange Commission in connection with its annual meeting on September 26, 2013, except as noted below.

The A&R Employment Agreement eliminates the payment to Mr. Burnison of a gross-up for any excise tax imposed on him by Section 4999 (and Section 280G) of the Internal Revenue Code. Accordingly, the Company no longer provides any excise tax gross- ups to its executives.

Pursuant to the A&R Employment Agreement, the Company has agreed to provide Mr. Burnison with an annual base salary of $910,000, an increase from his current base salary of $700,000, and has maintained his annual target bonus payout at 100% of his annual base salary.

The A&R Employment Agreement provides Mr. Burnison with the opportunity to receive annual equity awards at the discretion of the Compensation and Personnel Committee of the Company’s Board of Directors. It does not include provisions relating to target grant values for such awards.

Pursuant to the A&R Employment Agreement, if Mr. Burnison’s employment is terminated by the Company without cause or by Mr. Burnison for good reason other than in connection with a change in control, then any pro-rata annual bonus and any pro-rata vesting of performance shares granted on or after July 25, 2014 to which Mr. Burnison is entitled in connection with such termination will be based on actual Company performance, rather than target performance as provided under the Prior Agreement. If such a termination of employment occurs in connection with a change in control, then any pro rata vesting of performance shares granted on or after July 25, 2014 to which Mr. Burnison is entitled in connection with such termination for the period prior to the change in control will be based on the greater of the Company’s actual performance and target performance, rather than based on actual performance as provided under the Prior Agreement.

The definition of change in control in the A&R Employment Agreement was conformed to the corresponding definition in the Company’s 2008 Stock Incentive Plan.

A copy of the A&R Employment Agreement is attached as Exhibit 10.1 to this Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	List of Exhibits

Exhibit No.	Description

Exhibit 10.1	Amended and Restated Employment Agreement dated July 25, 2014 between the Company and Gary Burnison.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL
(Registrant)

Date: July 31, 2014

/s/ Robert Rozek
(Signature)
	Name:	Robert Rozek
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Amended and Restated Employment Agreement dated July 25, 2014 between the Company and Gary Burnison.